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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 26, 2012 relating to the financial statements, which appears in Southside Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, TX
July 18, 2014

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm